Exhibit 99.1

American Shared Hospital Services Announces the Sudden Passing of CEO, Peter Gaccione

SAN FRANCISCO, April 12, 2024 (GLOBE NEWSWIRE) -- American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services, today announces the sudden passing of its Chief Executive Officer, Peter Gaccione.

Ray Stachowiak, Executive Chairman of American Shared Hospital Services, said, “On behalf of my colleagues at AMS, we are deeply saddened by the unexpected passing of Peter Gaccione and we extend our sincere sympathies to his family. Peter’s enthusiasm, integrity, and empowering leadership style have shaped the organization over the past 18 months, and his tremendous contribution to AMS will not be forgotten.”

Mr. Gaccione was appointed CEO at AMS in March 2023 after serving briefly as the company’s Chief Operating Officer. He brought 40 years of experience in the global Radiation Oncology and Imaging business to the role, including time spent as President and a Member of the Executive Management Board of Myocardial Solutions Inc., a medical technology company in the cardiology and cardio-oncology field, where he led the product commercialization, sales, marketing development, and clinical teams.

Mr. Gaccione also served at Elekta AB, a provider of precision radiation oncology treatment systems, brachytherapy, neuroscience, and software solutions, from 1997 to 2020, culminating in his promotion to the position of President and Chief Executive Officer of Elekta Inc. and Elekta Medical S.A. de C.V. (Mexico), as well as Executive Vice President of Elekta North and Latin America Regions and a Member of the Elekta AB Global Executive Management team from June 2017 to February 2020.

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services (ASHS) is a leading provider of creative financial and turnkey solutions to Cancer Treatment Centers, hospitals, and large cancer networks worldwide.  The company works closely with all major global Original Equipment Manufacturers (OEMs) that provide leading edge clinical treatment systems and software to treat cancer using Radiation Therapy and Radiosurgery. The company is vendor agnostic and provides financial support for a wide range of products including MR Guided Radiation Therapy Linacs, Advanced Digital Linear Accelerators, Proton Beam Therapy Systems, Brachytherapy systems and suites, and through the Company’s subsidiary, GK Financing LLC., the Leksell Gamma Knife product and services. For more information, please visit: www.ashs.com

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 20, 2023.

Contacts:

American Shared Hospital Services
Ray Stachowiak
Executive Chairman
rstachowiak@ashs.com

Investor Relations
PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com